THE FINOVA GROUP INC.
                            1992 STOCK INCENTIVE PLAN
                      DIRECTORS RESTRICTED STOCK AGREEMENT


         Shares of Restricted Stock are hereby awarded by The FINOVA Group Inc. (Company), a Delaware corporation, to ____________ (Director) in accordance with the following terms and conditions:

         1. Share Award. The Company hereby awards the Director 39 shares (Shares) of Common Stock, par value $.01 per share (Common Stock) of the Company pursuant to The FINOVA Group Inc. 1992 Stock Incentive Plan (Plan), upon the terms and conditions and subject to the restrictions therein and hereinafter set forth.

         2. Restrictions on Transfer and Restriction Period. During the period (Restriction Period) commencing on the date hereof (Commencement Date) and terminating on the day preceding the [next] annual meeting of shareholders (which meeting is currently scheduled for ___________), the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Director, except as hereinafter provided.

The Shares shall be forfeited to the Company if the Director shall cease to be a member of the Board prior to the end of the Restriction Period, subject to the provisions of the Plan. Notwithstanding the foregoing, in the event of Director's death, Disability or retirement as a director at the end of a term or a Change in Control, his or her Shares shall thereupon vest and cease to be subject to any restrictions on transfer or risk of forfeiture.

To the extent permitted by the Plan, the Executive Compensation Committee of the Board of Directors (Committee) shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares, prior to the expiration of the Restriction Period with respect thereto, or to remove any or all of such restrictions, whenever the Committee may determine that such action is appropriate by reason of change in applicable tax or other law, or other change in circumstances.

         3. Certificates for the Shares. The Company shall issue one or more certificates in respect of the Shares in the name of the Director which shall equal the amount of the award specified herein, and shall hold each such certificate on deposit for the account of the Director until the expiration of the restrictions set forth in paragraph 2 above with respect to the Shares represented thereby. Each such certificate shall bear the following legend:

         The  transferability  of this  certificate  and  the  shares  of  stock represented hereby are subject to the terms and conditions (including forfeiture) contained in The FINOVA Group Inc. 1992 Stock Incentive Plan and a Restricted Stock Agreement dated _________________. Copies of such Plan and Agreement are on file at the offices of The FINOVA Group Inc., 1850 N. Central Avenue, P.O. Box 2209, Phoenix, Arizona 85002-2209.

         The Director further agrees that simultaneously with the acceptance of this Agreement, the Director shall execute one stock power covering such award endorsed in blank for each such certificate and shall promptly deliver such stock power's to the Company.

         4. Director's Rights. Except as otherwise provided herein, the Director, as owner of the Shares, shall have all rights of a stockholder, including, but not limited to, the right to vote the Shares and receive any cash or other dividends.

         5. Expiration of Restriction Period. Upon the lapse or expiration of the Restriction Period with respect to any Shares, the Company shall remove the restrictions provided for herein and shall issue and deliver a certificate to the Director in the amount of the vested Shares. The Shares as to which the Restriction Period shall have lapsed or expired and which are represented by such certificate shall be free of the restrictions referred to in paragraph 2 above and such certificate shall not bear thereafter the legend provided for in paragraph 3 above. The remaining certificates, if any, shall be held on deposit by the Company for the account of the Director pursuant to paragraph 3 above.

         To the extent permissible under applicable tax, securities, and other laws, the Director may satisfy any tax withholding requirement by surrendering Shares, including Shares to which the Director is entitled as a result of the award or vesting of Shares, in such manner as the Company shall choose in its discretion to satisfy such requirement.

         6. Adjustments for Changes in Capitalization of Company. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to Common Stock or other change in corporate structure affecting the Common Stock, during the Restriction Period, the number of shares of Common Stock subject to restrictions as set forth herein shall be appropriately adjusted and the determination of the Board of Directors of the Company, or the Committee, as the case may be, as to any such adjustments shall be final, conclusive and binding upon the Director. Any shares of Common Stock or other securities received as a result of the foregoing by the Director with respect to Shares subject to the restrictions contained in paragraph 2 above also shall be subject to such restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company, along with an executed stock power, in the manner provided in paragraph 3 above.

         7. Effect of Change in Control. In the event of a Change in Control (as defined in the Plan), the restrictions applicable to any Shares awarded hereby shall lapse, and such Shares shall be free of all restrictions and become fully vested and transferable to the full extent of the original grant, including without limitation immediate vesting and transferability (subject to applicable securities laws) of the maximum amount of Shares permitted hereunder, as if maximum performance conditions or payouts were achieved.

         8. Plan and Plan Interpretations as Controlling. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. The Plan provides that the Committee may from time to time make changes therein, interpret it and establish regulations for the administration thereof; provided that no such amendment shall impair the rights of the Director under this award without the Director's consent, except an amendment for purposes of compliance with the federal securities laws.

         Shares may not be issued hereunder, delivered or redelivered, whenever such issuance, delivery or redelivery would be contrary to law or the regulations of any governmental authority having jurisdiction.

         Shares may not be issued hereunder, delivered or redelivered, whenever such issuance, delivery or redelivery would be contrary to law or the regulations of any governmental authority having jurisdiction.

         IN WITNESS WHEREOF, the parties have caused this Restricted Stock Agreement to be duly executed.

Dated:  ______________                  THE FINOVA GROUP INC.


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ACCEPTED:                               By:  SAMUEL L. EICHENFIELD, Chairman

                                        ATTEST:
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Employee                                ----------------------------------
                                        Secretary or Assistant Secretary